EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report, dated January 21, 1997, with respect to the consolidated financial statements of Independent Bank Corp. incorporated by reference in this Form 10-K for the year ended December 31, 1996, into Independent Bank Corp.'s previously filed Registration Statements File Numbers 33-13158, 33-27999, 33-50770 and 333-04259.

                                                             ARTHUR ANDERSEN LLP


Boston, Massachusetts
March 25, 1997